UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                January 8, 2008
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

                                           None
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Amendment to Awards Made Pursuant to 2004 Long-term Equity Award Plan

    Pursuant to the 2004 Long-term Equity Award Plan (the “Plan”) of La-Z-Boy Incorporated (the “Company”), the Company previously made grants effective July 11, 2007, of performance-based stock awards (the “Awards”) to approximately 120 employees, including the Company´s named executive officers then employed by the Company.  The recipients of the Awards were to receive shares of the Company´s common stock if the Company performed at a specified level.  The Awards were made for a three-year term comprising the Company´s 2008, 2009, and 2010 fiscal years, with pay-outs at the end of the period based on the Company´s performance during the three-year period.

    Based on current market conditions and the Company´s performance in the first two quarters of fiscal 2008, the performance targets in the Awards now appear to be unrealistic, and the Awards therefore will not provide an incentive to management during the three-year period.  The Compensation Committee believes that providing management with performance incentives is central to the Company´s efforts to attract and retain key executives and to directly link executives´ financial interests to those of the Company´s shareholders.  Following consultation with its independent outside consultant, on January 7, 2008, the Company´s Compensation Committee recommended to the Board of Directors, and on January 8, 2008, the Board approved, amendments to the Awards intended to provide management with realistic incentives tied to critical short-term goals related to transformation of the Company´s business.  Outstanding awards previously issued for the fiscal years 2007-2009 period and the fiscal years 2006-2008 period have not been amended and are not expected to be paid out.

    The amendments to the Awards do not alter the number of shares for which each recipient is eligible.  They provide that 50% of the shares for which each recipient is eligible may be earned based on the Company´s performance from December 30, 2007, through April 26, 2008, and 50% may be earned based on the Company´s performance in fiscal year 2009.  Each 50% is earned independent of the other 50%, but both will be paid out only to recipients still employed by the Company on April 24, 2010, except as otherwise provided in the Plan.

     The original Awards provided that they would be paid out only if the Company achieved a certain level of cumulative diluted earnings per share for the original three-year performance period and that pay outs would be reduced if the Company failed to achieve one or more specified Subordinate Goals.  The amended Awards retain diluted earnings per share as the main goal but provide for a new, single Subordinate Goal, net cash provided by operating activities, which the Company believes is more closely aligned with its needs during this period of transformation.  Under the amended Awards, both the main goal and the Subordinate Goal will be evaluated separately for each of the two new performance periods.  For the earlier performance period, net cash provided by operating activities will be based on the Company´s third and fourth fiscal quarters of fiscal 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: January 14, 2008

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Senior Vice President and Chief Financial Officer